Exhibit 99.1

November 4, 2021

RAVE Restaurant Group, Inc. Reports First Quarter Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter ended September 26, 2021.

First Quarter Highlights:

•	The Company recorded net income of $285 thousand for the first quarter of fiscal 2021 compared to net income of $76 thousand for the same period of the prior year.
•	Income before taxes was $288 thousand for the first quarter of fiscal 2021 compared to net income before taxes of $78 thousand for the same period of the prior year.
•	Total revenue increased by $0.7 million to $2.6 million for the first quarter of fiscal 2021 compared to the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales increased 25% in the first quarter of fiscal 2021 compared to the same period of the prior year.
•	Pie Five comparable store retail sales increased 18% in the first quarter of fiscal 2021 compared to the same period of the prior year.
•	On a fully diluted basis, net income increased $0.02 per share to $0.02 per share for the first quarter of fiscal 2021 compared to net income of $0.00 per share for the same period of the prior year.
•	Cash and cash equivalents decreased $0.5 million during the first quarter of fiscal 2021 to $7.9 million at September 26, 2021.
•	Pizza Inn domestic unit count finished at 133.
•	Pizza Inn international unit count finished at 32.
•	Pie Five domestic unit count finished at 33.

"The valiant efforts of our franchisees and team members have been crucial to accomplishing our sixth consecutive quarter of profitability," said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. "Our strong sales recovery and focus on cost control is paying off with strong earnings growth despite the pandemic, supply chain disruptions, and labor market upheaval."

"Our first quarter net income before tax of $288 thousand marks the sixth consecutive quarter of positive income and is 269% better than year ago, demonstrating our brands’ resilience and strong connection with our customers.  Our franchisees are gritty, refusing to concede to the labor market shortage and continuing to staff their stores and open dining rooms when many competitors are limiting service options, hours and days of operation," said Solano. "This is RAVE’s best streak of positive income in nearly a decade as we generate positive operating income and hold nearly $8.0 million in cash."

"In our first quarter, Pizza Inn saw strong consumer demand for our new House Pan Pizza as we highlighted the differences between our house made dough and competitors' frozen dough and frozen cheese.  We will continue to innovate with new products and offers for our customers as we close out this calendar year and look forward to 2022.  At Pie Five, we continued to push on the category’s hottest trend of stuffed crust by elevating the experience and introducing Pie Five’s Parmesan Crunch Stuffed Crust pizza with a trial-driving value offer," Solano said. "More recently, we began testing Korean Barbeque Steak pizza as we continue to differentiate our menu and attract not only pizza, but fast-casual occasions.”

“Despite the ongoing challenges related to the Delta variant, we were able to report a strong first quarter with revenue of $2.6 million and adjusted EBITDA of $0.4 million," said Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc.  "As our revenue continues to recover from its suppressed pandemic levels, we intend to maintain our focus on increasing sales and profitability for both of our brands.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] franchises and/or licenses Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 26, 2021	September 27, 2020
REVENUES:	$2,553	$1,903

COSTS AND EXPENSES:
Cost of sales	-	78
General and administrative expenses	1,206	1,089
Franchise expenses	986	547
Impairment of long-lived assets and other lease charges	-	17
Bad debt expense	5	27
Interest expense	24	23
Depreciation and amortization expense	44	44
Total costs and expenses	2,265	1,825

INCOME BEFORE TAXES	288	78
Income tax expense	3	2
NET INCOME	285	76

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.02	$0.00

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.02	$0.00

Weighted average common shares outstanding - basic	18,005	15,451

Weighted average common and potential dilutive common shares outstanding	18,803	16,249

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 26, 2021	June 27, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,876	$8,330
Accounts receivable, less allowance for bad debts of $25 and $47, respectively	832	911
Notes receivable, current	568	901
Deferred contract charges, current	33	35
Prepaid expenses and other	150	196
Total current assets	9,459	10,373

LONG-TERM ASSETS
Property, plant and equipment, net	420	445
Operating lease right of use asset, net	1,981	2,085
Intangible assets definite-lived, net	202	183
Notes receivable, net of current portion	302	52
Deferred contract charges, net of current portion	212	207
Total assets	$12,576	$13,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$521	$644
Accrued expenses	500	924
Other current liabilities	46	46
Operating lease liability, current	470	465
Short term loan, current	120	250
Convertible notes short term, net of unamortized debt issuance costs and discounts	1,583	1,576
Deferred revenues, current	648	626
Total current liabilities	3,888	4,531

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	1,792	1,911
Deferred revenues, net of current portion	836	1,170
Total liabilities	6,516	7,612

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 18,004,904 and 18,004,904 shares, respectively	251	251
Additional paid-in capital	37,257	37,215
Accumulated deficit	(6,911)	(7,196)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,085,154, respectively	(24,537)	(24,537)
Total shareholders’ equity	6,060	5,733

Total liabilities and shareholders’ equity	$12,576	$13,345

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 26, 2021	September 27, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$285	$76
Adjustments to reconcile net income to cash used in operating activities:
Impairment of long-lived assets and other lease charges	-	17
Stock compensation expense	42	-
Depreciation and amortization	36	35
Amortization of operating right of use assets	104	146
Amortization of intangible assets definite-lived	8	9
Amortization of debt issue costs	7	7
Provision for bad debt	5	27
Changes in operating assets and liabilities:
Accounts receivable	74	(74)
Notes receivable	26	62
Deferred contract charges	(3)	(3)
Prepaid expenses and other	46	(44)
Deposits and other	-	5
Accounts payable - trade	(123)	23
Accounts payable - lease termination impairments	-	(3)
Accrued expenses	(424)	(90)
Operating lease liability	(114)	(152)
Deferred revenue	(312)	(48)
Cash used in operating activities	(343)	(7)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	57	4
Purchase of intangible assets definite-lived	(27)	-
Purchase of property, plant and equipment	(11)	(27)
Cash provided by investing activities	19	(23)

CASH FLOWS FROM FINANCING ACTIVITIES:
Equity issuance costs - ATM offering	-	(3)
Short term loan, current	(130)	-
Cash used in financing activities	(130)	(3)

Net decrease in cash, cash equivalents and restricted cash	(454)	(33)
Cash, cash equivalents and restricted cash, beginning of period	8,330	3,203
Cash, cash equivalents and restricted cash, end of period	$7,876	$3,170

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income taxes	$(2)	$7

Non-cash activities:
Conversion of notes to common shares	$-	$-
Operating lease right of use assets at adoption	$-	$-
Operating lease liability at adoption	$-	$-

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	September 26, 2021	September 27, 2020
Net income	$285	$76
Interest expense	24	23
Income taxes	3	2
Depreciation and amortization	44	44
EBITDA	$356	$145
Stock compensation expense	42	-
Severance	33	-
Impairment of long-lived assets and other lease charges	-	17
Franchisee default and closed store revenue	(1)	(67)
Closed and non-operating store costs	1	82
Adjusted EBITDA	$431	$177